UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2017

Commission File Number  001-33572

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	20-8859754
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 16, 2017, the following matters were submitted to a vote of security holders with the indicated number of votes being cast for, against or withheld, and with the indicated number of abstentions and broker non-votes:

1.	To elect ten members of the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

	Number of Votes
	For	Withheld	Non-Vote

Russell A. Colombo	3,165,554	650,357	1,675,196

James C. Hale	3,192,245	623,666	1,675,196

Robert Heller	3,187,046	628,865	1,675,196

Norma J. Howard	3,129,957	685,954	1,675,196

Kevin R. Kennedy	3,197,973	617,938	1,675,196

William H. McDevitt, Jr.	3,204,197	611,714	1,675,196

Leslie E. Murphy	3,772,421	43,491	1,675,196

Michaela K. Rodeno	2,990,094	825,817	1,675,196

Joel Sklar, MD	3,200,065	615,846	1,675,196

Brian M. Sobel	3,202,694	613,217	1,675,196

2.An advisory vote to approve executive compensation for Named Executive Officers.

For	Against	Abstain	Non-Vote

3,662,886	99,038	53,986	1,675,196

3.An advisory vote on the frequency of holding the advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain	Non-Vote

3,012,125	144,868	622,750	36,167	1,675,196

4.To approve the Bank of Marin Bancorp 2017 Equity Plan.

For	Against	Abstain	Non-Vote

3,548,987	216,589	50,335	1,675,196

5.	To ratify the selection of Moss Adams LLP, independent auditor, to perform audit services for the year 2017.

For	Against	Abstain	Non-Vote

5,450,882	14,072	26,153	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 17, 2017	BANK OF MARIN BANCORP
		By:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer